                            CAPITAL ONE MASTER TRUST

                    TRUST EXCESS SPREAD ANALYSIS -             FEBRUARY-00

Card Trust                                      COMT 95-1   COMT 95-3     COMT 96-1*    COMT 96-2  COMT 96-3   COMT 97-1*
Deal Size                                        $900MM      $1050MM        $845MM       $750MM     $500MM      $608MM
Expected Maturity(Class A):                      6/15/00     8/15/00        8/15/01     12/15/01    1/15/04     6/15/02
                                                                            (NON-US                             (NON-US
                                                                         TRANSACTION)                         TRANSACTION)
---------------------------------------------------------------------------------------------------------------------------
Excess Spread:
      Portfolio Yield                            23.41%      23.41%         23.41%       23.41%      23.41%      23.41%
       LESS:     (Wt Avg) Coupon                  6.16%       6.13%          6.33%        6.10%       6.13%       6.26%
                 SVC Fees                         2.00%       2.00%          1.50%        1.50%       1.50%       1.50%
                 Charge-Offs                      3.52%       3.52%          3.52%        3.52%       3.52%       3.52%

Excess Spread:          Feb-00                   11.73%      11.76%         12.06%       12.29%      12.26%      12.13%
                        Jan-00                   11.35%      11.38%         11.68%       11.91%      11.88%      11.75%
                        Dec-99                   12.57%      12.61%         13.45%       13.14%      13.11%      13.52%
3-Mo Avg Excess Spread                           11.88%      11.92%         12.40%       12.45%      12.42%      12.47%
---------------------------------------------------------------------------------------------------------------------------

Delinquents:     30 to 59 days                    1.67%       1.67%          1.67%        1.67%       1.67%       1.67%
                 60 to 89 days                    1.15%       1.15%          1.15%        1.15%       1.15%       1.15%
                 90+ days                         2.27%       2.27%          2.27%        2.27%       2.27%       2.27%

Monthly Payment Rate                             15.83%      15.83%         15.83%       15.83%      15.83%      15.83%

Card Trust                         COMT 97-2*   COMT 98-1  COMT 98-3*      COMT 98-4    COMT 99-1  COMT 99-2   COMT 99-3
Deal Size                            $502MM      $591MM      $464MM         $750MM       $625MM      $625MM      $500MM
Expected Maturity(Class A):         8/15/02      4/15/08    8/16/2001     11/15/2003    5/15/2004  5/15/2002   7/15/2006
                                    (NON-US                  (NON-US
                                  TRANSACTION)             TRANSACTION)
---------------------------------------------------------------------------------------------------------------------------
Excess Spread:
      Portfolio Yield                23.41%      23.41%      23.41%         23.41%       23.41%      23.41%      23.41%
       LESS:     (Wt Avg) Coupon      6.28%       6.31%       5.51%          5.56%        6.21%       6.13%       6.38%
                 SVC Fees             1.50%       1.50%       1.50%          1.50%        1.50%       1.50%       1.50%
                 Charge-Offs          3.52%       3.52%       3.52%          3.52%        3.52%       3.52%       3.52%

Excess Spread:          Feb-00       12.11%      12.08%      12.88%         12.83%       12.18%      12.26%      12.01%
                        Jan-00       11.73%      11.70%      12.50%         12.45%       11.80%      11.88%      11.63%
                        Dec-99       13.50%      13.07%      12.72%         13.63%       13.22%      13.11%      13.06%
3-Mo Avg Excess Spread               12.45%      12.28%      12.70%         12.97%       12.40%      12.42%      12.23%
---------------------------------------------------------------------------------------------------------------------------

Delinquents:     30 to 59 days        1.67%       1.67%       1.67%          1.67%        1.67%       1.67%       1.67%
                 60 to 89 days        1.15%       1.15%       1.15%          1.15%        1.15%       1.15%       1.15%
                 90+ days             2.27%       2.27%       2.27%          2.27%        2.27%       2.27%       2.27%

Monthly Payment Rate                 15.83%      15.83%      15.83%         15.83%       15.83%      15.83%      15.83%

* This material is for informational purposes only and is not an offer of securities for sale in the United States. These securities will not be and have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

COMMENTS:
Capital One Master Trust performance statistics are also available at the Capital One web site: http://www.capitalone.com (Under "For Investors" section)


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